EXHIBIT 4.03

         13 1/2% SERIES B FIRST MORTGAGE NOTES DUE 2003

No.

               SHOWBOAT MARINA CASINO PARTNERSHIP

               SHOWBOAT MARINA FINANCE CORPORATION


     Jointly and severally promise to pay to ________________, or registered assigns, the principal sum of ____________________
Dollars on March 15, 2003.


Interest Payment Dates:  March 15 and September 15

Record Dates:  March 1 and September 1


                          Dated:


         SHOWBOAT MARINA CASINO PARTNERSHIP,
         an Indiana general partnership

         By:  SHOWBOAT MARINA PARTNERSHIP,
              an Indiana general partnership, its general
              partner

         By:  SHOWBOAT INDIANA INVESTMENT LIMITED
              PARTNERSHIP,
              a Nevada limited partnership, its general
              partner

         By:  SHOWBOAT INDIANA, INC.,
              a Nevada corporation, its general partner

         By:
              Name:
              Title:

         By:
              Name:
              Title:

         SHOWBOAT MARINA FINANCE CORPORATION,
         a Nevada corporation

         By:
              Name:
              Title:

         By:
              Name:
              Title:

This is one of the Global
First Mortgage Notes referred to in the
within-mentioned Indenture:

American Bank National Association,
a national banking association,
as Trustee

By:
     Name:
     Title:

         13 1/2% Series B First Mortgage Note due 2003


      Unless and until it is exchanged in whole or in part for First Mortgage Notes in definitive form, this First Mortgage Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.(1)

      Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

________________
(1)  This Paragraph should be included only if the First Mortgage
     Note is issued in global form.

      1. INTEREST. Showboat Marina Casino Partnership, an Indiana general partnership ("SHOWBOAT PARTNERSHIP"), and Showboat Marina Finance Corporation, a Nevada corporation ("FINANCE CORPORATION" and, together with Showboat Partnership, the "COMPANY") (or any successor thereto as provided in the Indenture), jointly and severally promise to pay interest at the rate of 13 1/2% per annum of the principal amount of this First Mortgage Note (the "INTEREST") and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below from the Issuance Date to the date of payment of such principal amount of this First Mortgage Note. Installments of Interest and Liquidated Damages shall become due and payable semi-annually in arrears on each March 15 and September 15 (each, an "INTEREST PAYMENT DATE") to the holder of record at the close of business on the immediately preceding March 1 or September 1. Additionally, installments of accrued and unpaid Interest and Liquidated Damages shall become due and payable with respect to any principal amount of this First Mortgage Note that matures (whether at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise) upon such maturity of such principal amount of this First Mortgage Note. Interest and Liquidated Damages on this First Mortgage Note shall be computed on the basis of a 360-day year, consisting of twelve 30-day months. Each installment of Interest shall be calculated to accrue from and including the most recent date to which Interest has been paid or provided for (or from and including the Issuance Date if no installment of Interest has been paid) to, but not including, the date of payment.

      2. METHOD OF PAYMENT. The Company shall pay interest (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of First Mortgage Notes at the close of business on March 1 or September 1 next preceding the Interest Payment Date, even if such First Mortgage Notes are cancelled after such record date and on or before such Interest Payment Date (the "RECORD DATE"), except as provided in Section
2.12 of the Indenture with respect to defaulted interest. The Holder hereof must surrender this First Mortgage Note to a Paying Agent to collect principal payments. The First Mortgage Notes shall be payable both as to principal, interest and premium and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest, if any, may be made by check mailed to the Holders of First Mortgage Notes at their respective addresses set forth in the register of Holders of First Mortgage Notes; PROVIDED that all payments with respect to Global Notes and $5.0 million or more in principal amount of First Mortgage Notes the Holders of which have given wire transfer instructions to the Company shall be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      3. PAYING AGENT AND REGISTRAR. Initially, American Bank National Association (including any successor appointed under the Indenture, the "TRUSTEE"), the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any
Holder.   The Company or any of its Subsidiaries may act  in  any
such capacity.

      4. INDENTURE AND COLLATERAL DOCUMENTS. The Company issued the First Mortgage Notes under an Indenture dated as of March 28, 1996 (as it may be amended, modified or supplemented from time to time, the "INDENTURE") among the Company and the Trustee. The terms of the First Mortgage Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb), as in effect on the Issuance Date. The First Mortgage Notes are subject to all such terms, and
Holders  are  referred  to  the Indenture  and  such  Act  for  a statement of such terms. The First Mortgage Notes are obligations of the Company that may be issued from time to time in one or more series. The First Mortgage Notes of this series are limited in principal amount to $140,000,000, plus amounts, if any, issued to pay Liquidated Damages on outstanding First Mortgage Notes as set forth in Paragraph 2 hereof. The First Mortgage Notes are secured by a pledge of the Capital Stock of each Subsidiary now or hereafter owned by the Company, including by a pledge of the Capital Stock of Finance Corporation, and of any intercompany notes held by the Company pursuant to the Pledge Agreement referred to in the Indenture, unless such pledge would in any way jeopardize obtaining or maintaining a Gaming License or would require the Trustee or a Holder or beneficial owner of First Mortgage Notes to be licensed, qualified or found suitable by any applicable Gaming Authority. The terms of the Indenture shall govern any inconsistencies between the Indenture and the
First Mortgage Notes or the Note Guarantee. The First Mortgage Notes are secured by certain collateral pursuant to the Collateral Documents referred to in the Indenture that may be released pursuant to the terms thereof.

      5.   OPTIONAL   REDEMPTION.    Except   as   set  forth  in
Section 3.07 of the Indenture, the First Mortgage Notes shall not be redeemable at the Company's option prior to March 15, 2000 (except as otherwise required by a Gaming Authority). From and after March 15, 2000 (except as otherwise required by a Gaming Authority), the First Mortgage Notes shall be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below.

                                                 Percentage of
YEAR                                               Principal
                                                    AMOUNT
2000                                               106.750%
2001                                               103.375%
2002 and thereafter                                100.000%


      Notwithstanding  the foregoing or any other  provisions  of
Article 3 of the Indenture, if any Gaming Authority requires that a Holder or beneficial owner of the First Mortgage Notes must be licensed, qualified or found suitable under any applicable gaming laws in order to maintain any or obtain any applied for Gaming License or franchise of the Company or any Restricted Subsidiary under any applicable gaming laws, and such Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Authority (or such lesser period that may be required by such Gaming Authority) or if such Holder or beneficial owner is not so licensed, qualified or found suitable or the Company determines, upon the written advice of counsel or any Gaming Authority, that the ownership of the First Mortgage Notes would jeopardize or prevent the issuance, reinstatement or renewal of any Gaming License held by the Company, the Company shall have the right, at its option, (i) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's First Mortgage Notes within 30 days of notice of such finding by the applicable Gaming Authority that such Holder or beneficial owner will not be licensed, qualified or found suitable as directed by such Gaming Authority or within 30 days of the Company's determination, described herein, based upon written advice of counsel or any Gaming Authority (or such earlier date as may be required by the applicable Gaming Authority) or (ii) to call for redemption of the First Mortgage Notes of such Holder or beneficial owner at a redemption price equal to the lesser of the principal amount thereof or the price at which such Holder or beneficial owner acquired the First Mortgage Notes, together with, in either case, accrued and unpaid interest and Liquidated Damages thereon, if any, to the earlier of the date of redemption or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Authority. In connection with any such redemption, and except as may be required by a Gaming Authority, the Company shall comply with the procedures contained in the Indenture for redemption of the First Mortgage Notes. The Company shall not be required to pay or reimburse any Holder or beneficial owner of First Mortgage Notes who is required to apply for such license, qualification or finding of suitability for the costs of such licensure or investigation for such qualification or finding of suitability. Such expenses shall, therefore, be the obligation of such Holder or beneficial owner.

      Any redemption pursuant to Section 3.07 of the Indenture shall be made pursuant to the provisions of Sections 3.01 through
3.06 of the Indenture.

      6. MANDATORY REDEMPTION. Except as set forth in paragraph five above, the Company shall not be required to make mandatory redemption or sinking fund payments prior to maturity with respect to the First Mortgage Notes.

      7. REPURCHASE AT OPTION OF HOLDER. Under certain circumstances, as provided in the Indenture, the Company may be required to purchase all or a portion of the First Mortgage Notes. Holders of First Mortgage Notes that are subject to an offer to purchase shall receive an offer to purchase from the Company prior to any related purchase date, and may elect to have such First Mortgage Notes purchased by completing the form titled "Option of Holders to Elect Purchase" appearing below.

      8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose First Mortgage Notes are to be redeemed at its registered address. First Mortgage Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the First Mortgage Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on First Mortgage Notes or portions thereof called for redemption.

      9. DENOMINATIONS, TRANSFER, EXCHANGE. The First Mortgage Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may register, transfer or exchange First Mortgage Notes in accordance with the terms of the Indenture. The Registrar and the Trustee may require a Holder of First Mortgage Notes, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder of First Mortgage Notes to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any First Mortgage Note selected for redemption. Also, the Company is not required to transfer or exchange any First Mortgage Note for a period of 15 days before a selection of First Mortgage Notes to be redeemed.

     10. PERSONS DEEMED OWNERS. Prior to due presentment to the Trustee for registration of the transfer of this First Mortgage Note, the Trustee, any Agent, the Company and the Guarantors may deem and treat the Person in whose name this First Mortgage Note is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest and Liquidated Damages, if any, on this First Mortgage Note and for all other purposes whatsoever, whether or not this First Mortgage
Note is overdue, and neither the Trustee, any Agent, the Company nor any Guarantor shall be affected by notice to the contrary. The registered Holder of a First Mortgage Note shall be treated as its owner for all purposes.

     11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the First Mortgage Notes, the Note Guarantees and the Collateral Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the First Mortgage Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for First Mortgage Notes), and any existing default or compliance with any provision of the Indenture, the First Mortgage Notes, the Note Guarantees and the Collateral Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding First Mortgage Notes (including consents obtained in connection with a tender offer or exchange offer for First Mortgage Notes). Without the consent of any Holder of First Mortgage Notes, the
Company and the Trustee together may amend or supplement the Indenture, the First Mortgage Notes, the Note Guarantees and the Collateral Documents to cure any ambiguity, defect or inconsistency, to comply with Section 5.01 of the Indenture, to provide for uncertificated First Mortgage Notes in addition to or in place of certificated First Mortgage Notes, to provide for the assumption of the Company's obligations to Holders of the First Mortgage Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the First Mortgage Notes (including providing for additional Note Guarantees pursuant to the Indenture), or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to enter into additional or supplemental Collateral Documents.

     12. DEFAULTS AND REMEDIES. Events of Default include (as more fully described, and subject to, the terms and conditions of the Indenture as it may be amended, modified or supplemented from time to time): (i) default in payment when due and payable, upon redemption or otherwise, of principal of or premium, if any, on the First Mortgage Notes or under any Note Guarantee; (ii) default for 30 days or more in the payment when due of interest or Liquidated Damages, if any, on the First Mortgage Notes or under any Note Guarantee; (iii) East Chicago Showboat is not Operating by October 1, 1997 and continues to be not Operating;
(iv)  failure  by  the Company or any Guarantor  to  comply  with
Section  4.07, 4.09, 4.10, 4.11, 4.16, 4.24, 4.25 or 4.28 hereof;
(v) failure by the Company or any Guarantor for 30 days after receipt of written notice until December 31, 1997, and thereafter for 60 days after receipt of written notice, to comply with any of its other agreements in the Indenture, the Collateral Documents or the First Mortgage Notes; (vi) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries, whether such Indebtedness or Guarantee now exists or is created after the Issuance Date, which default
(a) is caused by a failure to pay when due principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "PAYMENT DEFAULT") or (b) results in the acceleration of such Indebtedness prior to its express maturity or would constitute a default in the payment of such issue of Indebtedness at final maturity of such issue and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which a Payment Default then exists or with respect to which the maturity thereof has been so accelerated or which has not been paid at maturity, aggregates $5.0 million or more; (vii) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days; (viii) breach by the Company, any Guarantor or any of their Subsidiaries of any representation or warranty set forth in any Note Guarantee or any of the Collateral
Documents, or default by the Company or any Guarantor in the performance of any covenant set forth in any Note Guarantee or any of the Collateral Documents or the repudiation by either of the Company, any Guarantor or any of their

Subsidiaries of their obligations under, or any judgment or decree by a court or governmental agency of competent jurisdiction declaring the unenforceability of, any Note Guarantee or any of the Collateral Documents for any reason that would materially impair the benefits to the Trustee or the Holders of the First Mortgage Notes thereunder; (ix) certain events of bankruptcy or insolvency with respect to the Company or any Guarantor that is a Significant Subsidiary of the Company or any group of Guarantors that together would constitute a Significant Subsidiary of the Company; (x) revocation, termination, suspension or other cessation of effectiveness of any Gaming License which results in the cessation or suspension of gaming operations for a period of more than 90 days at East Chicago Showboat and such cessation or suspension of gaming operations is continuing; or (xi) any failure by Showboat to comply with the terms of the Completion Guarantee, the Standby Equity Commitment or the Escrow and Disbursement Agreement for 30 days after the receipt of written
notice.   If  any  Event  of Default (other  than  by  reason  of
bankruptcy or insolvency) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding First Mortgage Notes may declare the principal, premium, if any, interest and any other monetary obligations on
all   of   the  First  Mortgage  Notes  to  be  due  and  payable
immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any Guarantor, all outstanding First Mortgage Notes shall become due and payable without further action or notice. Holders of the First Mortgage Notes may not enforce the Indenture or the First Mortgage Notes
except   as  provided  in  the  Indenture.   Subject  to  certain
limitations, Holders of a majority in principal amount of the then outstanding First Mortgage Notes may direct the Trustee in its exercise of any trust or power, including the exercise of any remedy under the Collateral Documents. The Trustee may withhold from Holders of the First Mortgage Notes notice of any continuing Default or Event of Default (except a Default or Event of Default
relating  to  the  payment  of  principal  or  interest)  if   it
determines  that  withholding notice is in  their  interest.   In
addition, the Trustee shall have no obligation to accelerate the First Mortgage Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the First Mortgage Notes. The Holders of a majority in aggregate principal amount of the First Mortgage Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the First Mortgage Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of, any First Mortgage Note held by a non-consenting Holder. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, within five Business Days upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     13. GUARANTEE. Payment of principal of, premium, if any, and interest on overdue principal and overdue interest on the First Mortgage Notes and all other obligations of the Company to the Holders shall be unconditionally guaranteed by the Guarantors pursuant to, and subject to the terms of, Article 11 of the Indenture.

     14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     15. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder or partner of the Company or the Guarantors, as such, shall have any liability for any obligations of the Company or the Guarantors under the First Mortgage Notes, any Note Guarantee, the Indenture, the Collateral Documents, as applicable, or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the First Mortgage Notes by accepting a First Mortgage Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the First Mortgage Notes and the Note Guarantees.

     16. AUTHENTICATION. This First Mortgage Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     18. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of First Mortgage Notes under the Indenture, Holders of Transferred Restricted Securities shall have all of the rights set forth in the A/B Exchange Registration Rights Agreement dated as of March 28, 1996, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

     19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the First Mortgage Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the First Mortgage Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     20. ADDITIONAL INFORMATION. Any Holder of the First Mortgage Notes or prospective investor may obtain a copy of the Indenture, the Registration Rights Agreement and the other Collateral Documents without charge by writing to the Company at the following address:

               Showboat Marina Casino Partnership
              Showboat Marina Finance Corporation
                    2001 East Columbus Drive
                  East Chicago, Indiana 46312
Attention: Vice President - Finance and Chief Financial Officer

                        ASSIGNMENT FORM


     To  assign this First Mortgage Note, fill in the form below:
     (I) or (we) assign and transfer this First Mortgage Note to:


_________________________________________________________________
               (Insert assignee's soc. sec. or tax I.D. no.)

_________________________________________________________________

______________________________________________
______________________________________________
______________________________________________

          (Print or type assignee's name, address and zip code)

and irrevocably appoint _________________________________________
to transfer this First Mortgage Note on the books of the Company.
The agent may substitute another to act for him.

Date: __________________
                         Your Signature:_________________________
                                        (Sign exactly as your
                                         name appears on the face
                                         of this First Mortgage
                                         Note)

               OPTION OF HOLDER TO ELECT PURCHASE

           If you want to elect to have this First Mortgage Note purchased by the Company pursuant to Section 4.10, 4.11, 4.16,
4.24 or 4.28 of the Indenture, check the box below:

                        [ ] Section 4.10

                        [ ] Section 4.11

                        [ ] Section 4.16

                        [ ] Section 4.24

                        [ ] Section 4.28

Date: __________


          Signature:_____________________________________________
                    (Sign  exactly as your name  appears  on the
                     First Mortgage Note)

          Tax Identification No.: ____________


Signature Guarantee.

          SCHEDULE OF EXCHANGES OF DEFINITIVE NOTE <F1>

           The following exchanges of a part of this Global Note for Definitive Notes have been made:

                                                    Principal
                                      Amount if     Amount of
                                     Increase in   this Global    Signature of
                     Amount of        Principal       Note         authorized
                    decrease in       Amount of     following      officer of
                  Principal Amount   this Global  such decrease    Trustee or
Date of Exchange   of this Global       Note      (or increase)  Note Custodian
                        Note


_________________

<F1> This  schedule should only be included if the First Mortgage
     Note is issued in global form.